UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 22, 2020

CYCLO THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

     386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 22, 2020, Cyclo Therapeutics, Inc. (the “Company”) sold an additional 375,000 shares (the “Option Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), to Maxim Group, LLC (the “Underwriter”) upon the Underwriter’s exercise in full of the balance of its over-allotment option (the “Over-Allotment Option”) in connection with the Company’s previously disclosed public offering that initially closed on December 11, 2020 (the “Offering”).

The Company received gross proceeds of $1,871,250 from the sale of the Option Shares, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds, bringing the total gross proceeds of the Offering to $14,375,000.

The Offering was conducted pursuant to the Company’s registration statement on Form S-1 (File Nos. 333-249136 and 333-251218), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 29, 2020, as amended, and which became effective on December 8, 2020.

Under the terms of the Underwriting Agreement previously entered into by the Company and the Underwriter, upon the sale of the Option Shares to the Underwriter, the Company issued to the Underwriter an additional five-year warrant to purchase up to 7,500 shares of Common Stock (2% of the Option Shares) at an exercise price of $6.25 per share in the same form as the warrant issued to the Underwriter upon the initial closing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: December 22, 2020

By: /s/ N. Scott Fine

N. Scott Fine

Chief Executive Officer